Exhibit 99.1

Ascent Solar Technologies Names New CEO

THORNTON, CO., May 2, 2023 – Ascent Solar Technologies, (Nasdaq: ASTI) (“ASTI” or the “Company”), the leading U.S. innovator in the design and manufacture of featherweight, flexible, and durable CIGS thin-film photovoltaic (PV) solutions, announced today that the Board of Directors has terminated Jeffrey Max, ASTI’s President and Chief Executive Officer, effective April 26, 2023. The Company also announced that it has named its Chief Financial Officer, Paul Warley, as the Company’s Chief Executive Officer, effective immediately. Mr. Warley will remain in his current role as CFO on an interim basis until his replacement is appointed by the Company's Board.

“We are thrilled that Paul has agreed to take on this leadership role at Ascent during such an important moment in the Company’s journey,” said David Peterson, Chairman of the Board at Ascent Solar Technologies. “Paul brings tremendous financial and executive leadership experience serving middle market companies, that coupled with his depth of thin-film solar knowledge, will propel the Company to its next phases of growth and commercial adoption.”

Prior to joining Ascent as its Chief Financial Officer in December 2022, Mr. Warley spent nearly 40 years specializing in corporate turnarounds, restructurings, cross-border trade and capital advisory mandates at Bank of America, Bankers Trust, GE Capital, Deloitte Corporate Finance, and his consulting firm, Warley & Company. The firm provided executive management, capital and M&A advisory services to middle-market companies in the manufacturing, service, construction, technology, oil and gas, clean energy, food, retail and green-building sectors. Mr. Warley graduated from The Citadel with a BS in Business Administration with a concentration in accounting, and served in the U.S. Army, attaining the rank of Captain.

“I am eager to continue working with the talented Ascent team to build on the progress we have made this year to commercialize our exceptional technology and re-establish the Company as a leader in the thin-film PV industry,” said Paul Warley, Chief Executive Officer at Ascent Solar Technologies. “Following the acquisition of Flisom’s assets and the repurposing of the Thornton plant as a Perovskite Center of Excellence, we are confident the Company has a strong foundation and is well positioned for growth. We are now capable of meeting market demand in Europe, Asia and North America, while simultaneously advancing R&D efforts of Perovskite – long considered a promising material for next generation solar materials.”

ABOUT ASCENT SOLAR TECHNOLOGIES, INC.

Backed by 20+ years of R&D, 17 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar Technologies, Inc. (ASTI) is a leading provider of innovative, high-performance, flexible thin-film solar panels for use in scenarios where traditional rigid solar panels don’t work. Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial and commercial construction, and in consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s Headquarters & Perovskite Manufacturing Center of Excellence are located in Thornton, Colorado and Ascent’s 15MW manufacturing facility is located in Zurich, Switzerland. To learn more, please visit https://www.ascentsolar.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" including statements about the financing transaction, our business strategy and the potential uses of the proceeds from the transaction. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

MEDIA CONTACT

Spencer Herrmann
FischTank PR
ascent@fischtankpr.com

INVESTOR CONTACT

James Masters
Vallum Advisors
ir@ascentsolar.com